Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Walter Investment Management Corp. of our reports dated March 1, 2011 and October 22, 2010 relating to the financial statements of GTCS Holdings LLC, which appear in Walter Investment Management Corp.’s Current Report on Form 8-K/A dated August 29, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 18, 2014

PricewaterhouseCoopers LLP, 225 South Sixth Street, Suite 1400, Minneapolis, MN 55402
T: (612) 596 6000, F: (612) 373 7160, www.pwc.com/us